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                                                                   EXHIBIT 10.29

                              SEPARATION AGREEMENT
                                       And
                                     RELEASE


        THIS SEPARATION AGREEMENT AND RELEASE AGREEMENT (the "Agreement") dated as of this 15th day of March, 2001, made by and between Judith A. Norton (hereinafter referred to as "Employee"), and R.H. Donnelley Corporation (hereinafter, unless the context indicates to the contrary, deemed to include its subsidiaries, partnerships and affiliates and referred to as the "Company").

        WITNESSETH THAT:

        WHEREAS, Employee has been employed by the Company pursuant to the terms of an Employment Agreement dated September 28, 1998 (as amended to date, the "Employment Agreement"); and

        WHEREAS, Employee's employment with the Company will terminate as of March 15, 2001 (the "Termination Date");

        WHEREAS, Section 8(h) of the Employment Agreement requires Employee to execute a general release of claims in favor of the Company as a condition to receiving certain benefits and payments under the Employment Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

                1. Termination Date. Employee's employment with the Company (as well as Employee's membership on any Boards of Directors and/or committees) will be terminated effective as of the Termination Date.

        2. Entitlements under Employment Agreement. Upon Employee's termination of employment, Employee shall be entitled to the payments and benefits set forth below in accordance with Section 8(c) of the Employment Agreement. Employee acknowledges and agrees that she is not entitled to (and waives to the extent so entitled) any other or different payments or benefits under the Employment Agreement or otherwise as a result of such termination. Each of the Company's and Employee's rights and obligations under the Employment Agreement shall terminate as of the Termination Date, except those that expressly survive termination of the Employment Agreement under the terms of the Employment Agreement or this Agreement, including, without limitation, (a) the last sentence of Section 8(d) regarding certain entitlements upon the occurrence of a Change of Control (as defined in the Employment Agreement) for which negotiations had commenced prior to the Termination Date, and (b) the provisions of Section 16 of the Employment Agreement regarding the reimbursement of legal fees and costs under certain circumstances, in each case, which shall expressly survive the termination of the Employment Agreement and the release set forth herein.

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        4.      Severance Payments. Within ten (10) days following the
Termination Date, in lieu of further salary or bonus payments, Employee shall be entitled to receive a lump-sum amount equal to $436,000 (representing 200% of Employee's Base Salary as of the Termination Date) plus $218,000 (representing 200% of Employee's Target Bonus). Employee shall not be entitled to any Bonus payment with respect to 2001 or any portion thereof or any subsequent period.

        5. Benefits. For the earlier to occur of twenty four (24) months from the Termination Date and Employee's becoming eligible to participate in comparable plans of another employer, the Company shall continue to provide Employee an opportunity to participate in the Company's health, life insurance and disability plans by which she is presently covered at corporate rates. The Company will invoice Employee monthly for the cost of such plans. The foregoing sentence shall not be construed to require the Company to maintain any plan presently in effect or to adopt any new or replacement plan, all such decisions with respect to plans being reserved by the Company its sole and absolute discretion. Employee shall also be entitled to participate, at no cost to Employee, in the Company's executive financial counseling program for twenty-four (24) months following the Termination Date. As of the Termination Date, Employee shall be 100% vested in all company contributions under the Company's Profit Participation Plan and Retirement Account and all amounts credited to Employee under the Retirement Account shall be fully portable. Finally, all cash amounts and deferred shares credited to Employee's account under the Company's Deferred Compensation Plan will be paid out to Employee in a lump sum cash amount as promptly as practicable after the Valuation Date next following the Termination Date, in accordance with the provisions of that Plan.

        6. Stock Options. As a retirement eligible employee, all unvested options shall vest as of the Termination Date and all options vested as of the Termination Date may be exercised over the remaining life of those options, all in accordance with the terms of the Company's 1991 Key Employee Stock Option Plan. Employee shall not be entitled to any option grant with respect to 2001 or any portion thereof or any subsequent period.

        7. PERS. On account of the performance shares awarded to Employee under the Key Employees' Performance Unit Plan for the performance period from January 1, 1999 through December 31, 2001, Employee shall be entitled to receive an amount in cash equal to her pro-rated (27/36ths) award based upon the Company's actual results against target over the full performance period, payable in the first quarter of 2002 at the same time as paid to other senior executives following approval by the Compensation and Benefits Committee. In addition, Employee shall be entitled to receive the remaining one-third of her PERS award (representing 6,488 shares) with respect to the performance period July 1998 to December 1999. Within ten (10) days following the Termination Date, the Company shall pay to Employee an amount in cash equal to the value of those 6,488 shares based upon the average of the high and low prices of the Company's Common Stock on the Termination Date. Employee shall not be entitled to any PERS award grant with respect to 2001 or any portion thereof or any subsequent period.

        8. Withholding Taxes. All amounts payable by Company to Employee under this Agreement shall be reduced for any applicable withholding taxes.


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        9.      Non-Competition. Employee hereby acknowledges the restrictions set forth in Section 12 of the Employment Agreement (the "Non-Compete Provisions") and, as consideration for the payments and benefits set forth above, Employee hereby agrees that Employee shall be bound by such Non-Compete Provisions for the twelve month period commencing as of the Termination Date. In the event of a breach of the foregoing Non-Compete Provisions, Employee shall forfeit all rights to the payments and benefits set forth above and the Company shall be entitled to recoup any payments and the fair value of any benefits previously bestowed upon Employee hereunder.

        10. Confidentiality; Non-Disparagement. Employee hereby acknowledges the restrictions set forth in Section 13 of the Employment Agreement (the "Confidentiality and Non-Disparagement Provisions") and, as consideration for the payments and benefits set forth above, Employee hereby agrees that Employee shall continue to be bound by such Confidentiality and Non-Disparagement Provisions into perpetuity. Without limiting the generality of the foregoing, the existence and the terms and conditions of this Separation Agreement and Release shall constitute confidential information covered by the Confidentiality and Non-Disparagement Provisions, except that Employee shall have the right to disclose the existence and terms of this Separation Agreement and Release to the extent reasonably necessary to enforce her rights hereunder or those rights that survive under the Employment Agreement. In the event of a breach of the foregoing Confidentiality and Non-Disparagement Provisions, Employee shall forfeit all rights to the payments and benefits set forth above and the Company shall be entitled to recoup any payments and the fair value of any benefits previously bestowed upon Employee hereunder.

        11. Material Inducement. Employee acknowledges and agrees that the Non-Compete Provisions and the Confidentiality and Non-Disparagement Provisions are an essential element of the parties' agreement, are a material inducement for the Company to make the payments and provide the benefits set forth above and the breach thereof would be a material breach of this Agreement. Employee further acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of the Non-Compete Provisions or the Confidentiality and Non-Disparagement Provisions would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        12.     Release.

                a. Except with respect to Employee's rights hereunder and those rights of Employee that survive under the Employment Agreement, Employee, Employee's representatives, successors and assigns releases and forever discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever (collectively "Claims"), whether known or unknown, which Employee had, now has or may have against the Company, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan, including, without limitation, Claims relating to or arising out


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of Employee's employment with the Company or the termination of such employment.
Employee represents that Employee has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan.

                b. Employee covenants that neither Employee, nor any of Employee's respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are to be released by this Agreement, nor will Employee seek to challenge the validity of this Agreement, except that this covenant not to sue does not affect Employee's future right to enforce appropriately in a court of competent jurisdiction the terms of this Agreement or the terms that survive under the Employment Agreement.

                c. By releasing the claims described in this Section 12, Employee does not waive any claims that cannot be waived as a matter of law, including without limitation any claims filed with the Equal Employment Opportunity Commission, the U.S. Department of Labor or claims under the Age Discrimination in Employment Act that arise after the date of this Agreement.

        13. Employee Acknowledgments. Employee acknowledges that (a) Employee has been advised to consult with an attorney before executing this Agreement and that Employee has been advised by an attorney or has knowingly waived Employee's right to do so, (b) Employee has been offered a period of at least twenty-one (21) days to consider this Agreement, (c) Employee has a period of seven (7) days from the date hereof within which to revoke it and that this Agreement will not become effective or enforceable until the expiration of this seven (7) day revocation period, (d) Employee fully understands the terms and contents of this Agreement and freely, voluntarily, knowingly and without coercion enters into this Agreement, and (e) the waiver or release by Employee of rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, The Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act, the Worker Adjustment and Retraining Act (all as amended) and/or any other local, state or federal law dealing with employment or the termination thereof is knowing and voluntary and, accordingly, that it shall be a breach of this Agreement to institute any action or to recover any damages that would be in conflict with or contrary to this acknowledgment or the releases Employee has granted hereunder. Employee understands and agrees that the Company's payment of money and other benefits to Employee and Employee's signing of this Agreement does not in any way indicate that Employee has any viable claims against the Company or that the Company admits any liability whatsoever.

        14. Reasonable Assistance. As consideration for the payments and benefits set forth above, during the two years following the Termination Date, at the Company's reasonable expense, Employee hereby agrees, upon the Company's written request, to reasonably assist the Company in any matters relating to her prior responsibilities with the Company and to reasonably cooperate, at the Company's expense, with respect to any claims, litigation or investigations relating to her prior responsibilities.


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        15.     Notice of Termination. Each of Employee and the Company hereby waives the Notice of Termination provided for in Section 8(g) of the Employment Agreement.

        16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. Neither this Agreement nor any rights hereunder shall be assignable by Employee without the Company's written consent, other than by operation of the laws of descent and distribution.

        17. Severability. If for any reason any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this Agreement inoperative, unenforceable or invalid. In any such event, such provision shall be read by such court to be as broad and restrictive as possible without being found to be inoperative, unenforceable or invalid.

        18. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, except to the extent superseded by applicable federal law.

        19. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with all counterparts taken together representing one and the same Agreement, with the same effect as if all of the signatures were upon the same instrument.


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        IN WITNESS WHEREOF, Employee and R.H. Donnelley Corporation, by its duly authorized agent, have hereunder executed this Agreement.



                                            /s/ Judith A. Norton
                                            --------------------
                                            Judith A. Norton


                                            R.H. DONNELLEY CORPORATION


                                            /s/ Frank R. Noonan
                                            -------------------
                                            Name: Frank R. Noonan
                                            Title: Chairman and CEO




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